Exhibit 2.6

July 13, 2009

EXCO Operating Company, LP

EXCO Production Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: Rick Hodges, Vice President of Land

RE:	Amendment to Purchase and Sale Agreement by and between EXCO Operating
Company, LP and EXCO Production Company, LP, as Seller, and BG US Production
Company, LLC, as Buyer, dated June 29, 2009 (the “Purchase Agreement”).

Dear Sirs:

In Section 6.4 of the Purchase Agreement, Seller and Buyer agreed within 10 Business Days following the execution of the Purchase Agreement to prepare and simultaneously file with the DOJ and the FTC the notification and report form required for the transactions contemplated by the Purchase Agreement under the HSR Act. That 10 Business Day period may expire on Monday, July 13, 2009.

In order to ensure that all work necessary to make the filings under the HSR Act is completed, Seller and Buyer agree to extend the deadline for filing under Section 6.10 of the Purchase Agreement until the end of Tuesday, July 14, 2009. Except as modified by this letter, the Purchase Agreement remains in full force and effect.

Capitalized terms used in this letter but not otherwise defined in this letter shall have the meaning given to such terms in the Purchase Agreement. The terms of Sections 15.15 and 15.16 of the Purchase Agreement are incorporated by reference as if set out in full herein.

If this letter correctly sets forth our understanding, please execute and return one copy to the undersigned at the address provided in the Purchase Agreement.

Very truly yours,

BG US PRODUCTION COMPANY

By:	/s/ Betsy Spomer
Betsy Spomer
Vice President

Agreed and accepted this 13th day of July, 2009

EXCO OPERATING COMPANY, LP

By:	EXCO Partners OLP GP, LLC, its general partner

By:	/s/ William L. Boeing
Vice President and General Counsel

EXCO PRODUCTION COMPANY, LP

By:	Vaughan DE, LLC, its general partner

By:	/s/ William L. Boeing
Vice President and General Counsel

cc:

EXCO Operating Company, LP

EXCO Production Company, LP

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: William L. Boeing, Vice President, General Counsel and Secretary

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

Attention: Robin S. Fredrickson

BG North America, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Chris Migura

Morgan, Lewis & Bockius LLP

1000 Louisiana, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus

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